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                                                                    EXHIBIT 99.2

                  [LETTERHEAD OF CITIGROUP GLOBAL MARKETS INC.]





The Board of Directors
First Health Group Corp.
3200 Highland Avenue
Downers Grove, Illinois 60515

Members of the Board:

We hereby consent to the inclusion of our opinion letter as Appendix C to, and to the reference thereto under the captions "SUMMARY OF THE MERGER -- Opinion of First Health's Financial Advisor" and "THE MERGER -- Opinion of First Health's Financial Advisor" in, the Proxy Statement/Prospectus relating to the proposed merger involving First Health Group Corp. and Coventry Health Care, Inc. ("Coventry"), which Proxy Statement/Prospectus forms a part of the Registration Statement on Form S-4 of Coventry. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                            /S/  CITIGROUP GLOBAL MARKETS INC.
                                            ----------------------------------
                                            CITIGROUP GLOBAL MARKETS INC.





November 8, 2004